EXHIBIT 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Jill Peters
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY TO PRESENT AT THE PIPER JAFFRAY 35th ANNUAL CONSUMER CONFERENCE

Calabasas Hills, CA — May 27, 2015 — The Cheesecake Factory Incorporated (NASDAQ: CAKE) announced today that it will present at the Piper Jaffray 35th Annual Consumer Conference in New York City on June 10, 2015 at 9:05 a.m. Eastern Time.

David Overton, Chairman and Chief Executive Officer, David Gordon, President, and Doug Benn, Executive Vice President and Chief Financial Officer, will present on behalf of the Company.

The presentation will be webcast on the Company’s website at investors.thecheesecakefactory.com.  A replay of the webcast will be available following the live presentation.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated created the upscale casual dining segment in 1978 with the introduction of its namesake concept.  The Company operates 190 full-service, casual dining restaurants throughout the U.S. and Puerto Rico, including 178 restaurants under The Cheesecake Factory® mark; 11 restaurants under the Grand Lux Cafe® mark; and one restaurant under the RockSugar Pan Asian Kitchen® mark.  Internationally, nine The Cheesecake Factory® restaurants operate under licensing agreements.  The Company also operates two bakery production facilities in Calabasas Hills, CA and Rocky Mount, NC that produce quality cheesecakes and other baked products.  In 2015, the Company was named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the second consecutive year.  To learn more about the Company, visit www.thecheesecakefactory.com.

FORTUNE and 100 Best Companies to Work For® are registered trademarks of Time Inc. and are used under license.  From FORTUNE Magazine, March 15, 2015 ©2015 Time Inc. FORTUNE and Time Inc. are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

###

The Cheesecake Factory Incorporated

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100